UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012 (May 7, 2012)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In October 2006, Regeneron Pharmaceuticals, Inc. (“Regeneron”) entered into a license and collaboration agreement with Bayer HealthCare LLC (“Bayer HealthCare”) for the global development and commercialization outside the United States of EYLEA® (aflibercept) Injection (the “License and Collaboration Agreement”). Under the License and Collaboration Agreement, Regeneron and Bayer HealthCare collaborate on, and share the costs of, the development of EYLEA through an integrated global plan. The License and Collaboration Agreement also provides that Bayer HealthCare will market and sell EYLEA outside the United States and that the companies will share equally in any profits from ex-U.S. EYLEA sales. Regeneron retains exclusive rights to EYLEA in the United States.

On May 7, 2012, Regeneron and Bayer HealthCare amended the License and Collaboration Agreement by entering into an Amendment Agreement (the “Amendment”). Pursuant to the Amendment, Regeneron consented to the commercialization of EYLEA in Japan pursuant to a Co-Promotion and Distribution Agreement by and between Bayer Yakuhin, Ltd., an affiliate of Bayer HealthCare LLC, and Santen Pharmaceutical Co., Ltd. (“Santen”), dated May 7, 2012, which was executed concurrently with the execution of the Amendment (the “Santen Co-Promotion Agreement”). During the term of the Santen Co-Promotion Agreement, upon marketing authorization, Santen will market along with Bayer’s Japanese subsidiary, and sell EYLEA in Japan. Pursuant to the Amendment, the financial arrangement between Regeneron and Bayer HealthCare with respect to the commercialization of EYLEA in Japan has been converted from a profit split, as provided in the License and Collaboration Agreement, to a royalty payable by Bayer HealthCare to Regeneron that is intended to approximate the economics of the profit split. Regeneron will receive a tiered royalty of between 33.5% and 40% of EYLEA net sales in Japan. This financial arrangement may revert to a profit split under certain specified circumstances. The Amendment also adjusts, with respect to the commercialization of EYLEA in Japan, certain of the governance and reporting obligations under the License and Collaboration Agreement.

A copy of a press release issued by Regeneron and Bayer HealthCare on May 8, 2012 announcing the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press release issued by Regeneron and Bayer HealthCare on May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
Name: Joseph J. LaRosa
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description

99.1	Press release issued by Regeneron and Bayer HealthCare on May 8, 2012.